UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
___________________________________________
FORM 8-K
___________________________________________
CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The
Securities Exchange Act of 1934
Date of Report (Date of earliest event reported) June 9, 2017
___________________________________________
THE GOLDFIELD CORPORATION
(Exact name of registrant as specified in its charter)
 ___________________________________________

Delaware	1-7525	88-0031580
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1684 West Hibiscus Blvd. Melbourne, FL	32901
(Address of principal executive offices)	(Zip Code)
Registrant’s telephone number, including area code (321) 724-1700
 ___________________________________________
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01	Entry into a Material Definitive Agreement.
On June 9, 2017, The Goldfield Corporation (the “Company”), the Company’s wholly owned subsidiaries (Power Corporation of America, a Florida corporation, Southeast Power Corporation, a Florida corporation, C and C Power Line, Inc., a Florida corporation, Precision Foundations Inc., a Florida corporation, Bayswater Development Corporation, a Florida corporation, and Pineapple House of Brevard, Inc., a Florida corporation) (collectively with the Company, the “Debtors”), and Branch Banking and Trust Company (“BB&T”), entered into a Master Loan Agreement (the “Master Loan Agreement”).
The Master Loan Agreement restates substantially the same terms and conditions as those set forth in the previous Master Loan Agreement (the “Previous Master Loan Agreement”) among the Debtors and BB&T originally entered into on March 6, 2015 (as described in the Company’s Form 8-K filed on March 11, 2015, and incorporated herein by reference), except for the addition of a $22.6 million loan (the “$22.6 Million Equipment Loan”). The Master Loan Agreement replaces the Previous Master Loan Agreement.
Borrowings of $15.6 million from the $22.6 Million Equipment Loan were used to pay in full all of the outstanding BB&T loans listed below, plus accrued interest and loan closing costs:

		Outstanding Principal Balance
Loan Description	Loan Amount		Maturity Date
$10.0 Million Equipment Loan	$10,000,000	$6,653,704	July 28, 2020
$17.0 Million Equipment Loan	17,000,000	7,900,000	March 6, 2020
$2.0 Million Equipment Loan	2,000,000	1,006,625	March 6, 2020
Total all loans	$29,000,000	$15,560,329
The remaining portion of the $22.6 Million Equipment Loan balance will be drawn by the Company for equipment purchases that occurred by March 31, 2017.
Under the documentation related to the $22.6 Million Equipment Loan, principal payments of $510,000.00 plus accrued interest will commence on July 9, 2017 and continue monthly thereafter until the loan is paid in full. In addition, the $22.6 Million Equipment Loan will bear interest at a rate per annum equal to One Month LIBOR (as defined in the documentation related to each loan) plus 1.80%, which will be adjusted monthly on the first day of each LIBOR Interest Period. The $22.6 Million Equipment Loan will mature and will be due and payable in full on March 9, 2021. The Master Loan Agreement contains customary representations and warranties and customary events of default.
The obligations under the $22.6 Million Equipment Loan are secured by a continuing security interest in the currently owned and hereafter acquired personal property of the Debtors identified as: (i) accounts, including all contract rights; (ii) equipment and machinery, including all accessions thereto, and all manufacturers' warranties, parts and tools therefore; (iii) vehicles; (iv) supporting obligations; and (v) to the extent not listed above as original collateral, all proceeds (cash and non-cash) and products of the foregoing.
The Company and its affiliates (including its wholly owned subsidiaries) do not have any material relationship with BB&T, other than with respect to (i) the Master Loan Agreement and the documentation related thereto (ii) the Previous Master Loan Agreements and the documentation related thereto and (iii) other customary banking matters.
The foregoing descriptions of the Master Loan Agreement and the $22.6 Million Equipment Loan, including the documentation related to each loan, do not purport to summarize all of the provisions of these documents and are qualified in their entirety by reference to the documents filed herewith as Exhibits 10-1 through 10-5 to this Current Report on Form 8-K.

Item 1.02	Termination of a Material Definitive Agreement.
On June 9, 2017, the Debtors and BB&T entered into the Master Loan Agreement and terminated the Previous Master Loan Agreement. The information set forth in Item 1.01 is incorporated herein by reference.

Item 2.03	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.
The information set forth and the exhibits identified in Item 1.01 are incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits.

Exhibit	Description of Exhibit

10-1
Master Loan Agreement, dated June 9, 2017, by and between BB&T and the Company, Southeast Power Corporation, Pineapple House of Brevard, Inc., Bayswater Development Corporation, Power Corporation of America, Precision Foundations, Inc., and C and C Power Line, Inc.

10-2	Promissory Note, dated June 9, 2017, relating to The Goldfield Corporation $22.6 million loan

10-3	Addendum to Promissory Note, dated June 9, 2017, relating to The Goldfield Corporation $22.6 million loan

10-4	BB&T Security Agreement, dated June 9, 2017 by and between BB&T and the Debtors, relating to The Goldfield Corporation $22.6 million loan

10-5	Guaranty Agreement, dated June 9, 2017, relating to The Goldfield Corporation $22.6 million loan

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

Dated: June 9, 2017

THE GOLDFIELD CORPORATION

By:	/s/ Stephen R. Wherry
Stephen R. Wherry
Senior Vice President, Chief Financial Officer (Principal Financial and Accounting Officer), Treasurer and Assistant Secretary

EXHIBIT INDEX

Exhibit	Description of Exhibit

10-1
Master Loan Agreement, dated June 9, 2017, by and between BB&T and the Company, Southeast Power Corporation, Pineapple House of Brevard, Inc., Bayswater Development Corporation, Power Corporation of America, Precision Foundations, Inc., and C and C Power Line, Inc.

10-2	Promissory Note, dated June 9, 2017, relating to The Goldfield Corporation $22.6 million loan

10-3	Addendum to Promissory Note, dated June 9, 2017, relating to The Goldfield Corporation $22.6 million loan

10-4	BB&T Security Agreement, dated June 9, 2017 by and between BB&T and the Debtors, relating to The Goldfield Corporation $22.6 million loan

10-5	Guaranty Agreement, dated June 9, 2017, relating to The Goldfield Corporation $22.6 million loan